Exhibit (a)(1)(xiii)

NOTICE OF GUARANTEED DELIVERY

for

Tender of Shares of Common Stock

of

Fox & Hound Restaurant Group

to

F&H Finance Corp.

an indirect wholly-owned subsidiary of

Levine Leichtman Capital Partners III, L.P.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, FEBRUARY 6, 2006, UNLESS EXTENDED.

This Notice of Guaranteed Delivery (or one substantially in the form hereof, including the previously distributed Notice of Guaranteed Delivery) must be used to accept the Offer (as defined below) if (a) certificates (“Share Certificates”) representing shares of common stock, $0.01 par value per share (the “Shares”), of Fox & Hound Restaurant Group, a Delaware corporation, are not immediately available; (b) time will not permit all required documents to reach The Bank of New York (the “Depositary”) on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)); or (c) the procedure for book-entry transfer, as set forth in the Offer to Purchase, cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase, as supplemented by Section 3 of the Supplement (as defined below).

The Depositary for the Offer is:

THE BANK OF NEW YORK

By Mail:	By Overnight Courier:	By Hand:
The Bank of New York Reorganization Services P.O. Box 859208 Braintree, MA 02185-9208	The Bank of New York Reorganization Services 161 Bay State Road Braintree, MA 02184	The Bank of New York Reorganization Services 101 Barclay Street, 1-E Receive and Deliver Window New York, New York 10286

By Facsimile Transmission: (For Eligible Institutions Only) 781-380-3388 To Confirm Facsimile Only: 781-843-1833, Ext. 200

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to F&H Finance Corp., a Delaware corporation and an indirect wholly-owned subsidiary of Levine Leichtman Capital Partners III, L.P., a California limited partnership, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 6, 2006 (the “Offer to Purchase”), the Supplement thereto, dated January 20, 2006 (the “Supplement”), and the related revised Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase, as supplemented by Section 3 of the Supplement.

Number of Shares: Certificate Number(s) (if available): If Share(s) will be tendered by book-entry transfer: Names of Tendering Institutions: Account No.: Date:	Name(s) of Record Holder(s): (Please Type or Print) Address(es): (Include Zip Code) Area Code and Tel. No(s): Signature(s):

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary, at one of its addresses set forth above, of either the Share Certificates tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) with respect to such tendered shares, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile copy thereof with original signature(s)) with any required signature guarantee, or an Agent’s Message (as defined in the Offer to Purchase) in connection with a book-entry delivery, and any other documents required by the Letter of Transmittal, within three Nasdaq National Market System trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm: Address: (Include Zip Code) Area Code and Tel. No.:	(Authorized Signature) Name: (Please Type or Print) Title: Dated: , 2006

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.   SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.